                                                                                EXHIBIT V(a)



                                INTERNATIONAL BUSINESS MACHINES CORPORATION
                                         AND SUBSIDIARY COMPANIES
                             SUPPLEMENTAL CONSOLIDATED STATEMENT OF OPERATIONS*
                                               1995 AND 1994
                                                (UNAUDITED)

                                                                             1995       1994
                                                                            -------    -------
                                                                               (DOLLARS IN
                                                                             MILLIONS EXCEPT
                                                                            PER SHARE AMOUNTS)
Revenue:
  Hardware sales.........................................................   $35,600    $32,344
  Services...............................................................    12,714      9,715
  Software...............................................................    12,657     11,346
  Maintenance............................................................     7,409      7,222
  Rentals and financing..................................................     3,560      3,425
                                                                            -------    -------
Total revenue............................................................    71,940     64,052
Cost:
  Hardware sales.........................................................    21,863     21,300
  Services...............................................................    10,041      7,769
  Software...............................................................     4,391      4,384
  Maintenance............................................................     3,652      3,635
  Rentals and financing..................................................     1,589      1,384
                                                                            -------    -------
Total cost...............................................................    41,536     38,472
Gross Profit.............................................................    30,404     25,580
Operating expenses:
  Selling, general and administrative....................................    16,315     16,298
  Research, development and engineering..................................     4,170      4,363
                                                                            -------    -------
Total operating expenses.................................................    20,485     20,661
Operating income.........................................................     9,919      4,919
Other income, principally interest.......................................       947      1,377
Interest expense.........................................................       725      1,227
                                                                            -------    -------
Earnings before income taxes.............................................    10,141      5,069
Provision for income taxes...............................................     3,807      2,104
                                                                            -------    -------
Net earnings.............................................................     6,334      2,965
Preferred stock dividends and transaction costs..........................        62         84
Net earnings applicable to common shareholders...........................   $ 6,272    $ 2,881
                                                                            -------    -------
                                                                            -------    -------
Net earnings per share common stock......................................   $ 11.02    $  4.92
                                                                            -------    -------
                                                                            -------    -------
Average number of common shares outstanding (Millions)...................     569.4      585.0

------------
   *  See text in Exhibit V

                        EXHIBITS OMITTED FROM THIS COPY

--------------------------------------------------------------------------------

IBM'S 1995 ANNUAL REPORT TO STOCKHOLDERS

IBM'S DEFINITIVE PROXY STATEMENT DATED MARCH 18, 1996

POWERS OF ATTORNEY

THE BY-LAWS OF IBM

IBM BOARD OF DIRECTORS DEFERRED COMPENSATION AND EQUITY AWARD PLAN

AMENDMENT TO EMPLOYMENT AGREEMENT FOR L.V. GERSTNER, JR.

FINANCIAL DATA SCHEDULE








Copies of these exhibits may be obtained without charge from the First Chicago Trust Company of New York, Suite 4688, P. O. Box 2530, Jersey City, New Jersey 07303-2530.
























Printed on Recycled Paper